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                        PXRE GROUP LTD. AND SUBSIDIARIES

             COMPUTATION OF RATIO OF CONSOLIDATED EARNINGS TO FIXED
             CHARGES AND RATIO OF CONSOLIDATED EARNINGS TO COMBINED
                      FIXED CHARGES AND PREFERRED DIVIDENDS
                          (In thousands, except ratios)

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                                                                                Year ended December 31,
                                                               --------------------------------------------------------------
                                                            2000           1999            1998           1997          1996
                                                            ----           ----            ----           ----          ----
Net income                                                 $(10,800)      $(42,139)      $  2,679       $ 44,253      $ 33,301
Equity in earnings of TREX                                        0              0              0              0        (3,898)
                                                           --------       --------       --------       --------      --------
Income before equity in earnings of TREX                    (10,800)       (42,139)         2,679         44,253        29,403
Income taxes                                                (12,006)       (13,149)        (1,661)        22,198        15,644
                                                           --------       --------       --------       --------      --------
                                                           $(22,806)      $(55,288)      $  1,018       $ 66,451      $ 45,047
Fixed charges:
Interest expense                                             13,653         12,705         10,323         11,508         6,957
Appropriated portion (1/3) of rentals                           953            718            490            378           365
                                                           --------       --------       --------       --------      --------
  Total fixed charges                                        14,606         13,423         10,813         11,886         7,322
                                                           --------       --------       --------       --------      --------
(Loss) earnings before income taxes and fixed charges      $ (8,200)      $(41,865)      $ 11,831       $ 78,337      $ 52,369
                                                           --------       --------       --------       --------      --------
Preferred dividend requirements                            $      0       $      0       $      0       $      0      $      0
                                                           --------       --------       --------       --------      --------
Ratio of pre-tax income to net income                          2.11           1.31           0.38           1.50          1.53
                                                           --------       --------       --------       --------      --------
Preferred dividend factor                                  $      0       $      0       $      0       $      0      $      0
Total fixed charges                                          14,606         13,423         10,813         11,886         7,322
                                                           --------       --------       --------       --------      --------
Total fixed charges and preferred dividends                $ 14,606       $ 13,423       $ 10,813       $ 11,886      $  7,322
                                                           --------       --------       --------       --------      --------
Ratio of earnings to fixed charges                            (0.56)         (3.12)          1.09           6.59          7.15
                                                           --------       --------       --------       --------      --------
Ratio of earnings to combined fixed charges and
   preferred dividends                                        (0.56)         (3.12)          1.09           6.59          7.15
                                                           --------       --------       --------       --------      --------
Deficiency in ratio                                          22,806         55,288
                                                           ========       ========
Deficiency in combined ratio                                 22,806         55,288
                                                           ========       ========

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